Exhibit 99.1

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 15, 2012, Carmike Cinemas, Inc. (“Carmike” or the “Company”) completed its acquisition of 16 entertainment complexes in seven U.S. states (the “Theatres”) pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”) with Rave Reviews Cinemas, L.L.C (“Rave”) and Rave Reviews Holdings, LLC (“Acquisition Sub”) dated September 28, 2012. Prior to consummation of the acquisition, Rave transferred to the Acquisition Sub the Theatres and certain related assets and certain assumed liabilities, including the leases, related to the Theatres. Carmike subsequently acquired all of the ownership interests of the Acquisition Sub (the “Acquisition”). In consideration for the Acquisition, Carmike paid $20.9 million in cash, including $1.9 million in working capital adjustments. In addition, the Company assumed approximately $110.2 million of capital leases and financing obligations. The purchase price was paid using cash on hand.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are based on the historical financial statements of the Company, adjusted to give effect to the Acquisition, including the acquisition of all of the membership interests of the Acquisition Sub and substantially all of the assets of Rave. The Acquisition did not include four Rave theatres.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 give pro forma effect to the Acquisition as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 assumes that the transaction was effective on September 30, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 was derived from the Company’s audited consolidated statement of operations for the year ended December 31, 2011 and from Rave’s audited consolidated statement of operations for the year ended December 29, 2011 (as restated).

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2012 were derived from the Company’s unaudited condensed combined financial statements as of and for the nine months ended September 30, 2012 and from Rave’s unaudited condensed combined financial statements as of and for the nine months ended September 27, 2012.

The following unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

•

The historical audited financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and filed with the Securities and Exchange Commission (“SEC”) on March 12, 2012;

•

The historical unaudited interim financial statements of the Company included in its quarterly report on Form 10-Q for the three and nine months ended September 30, 2012, and filed with the SEC on November 1, 2012;

•

The historical audited consolidated balance sheets of Rave as of December 29, 2011 and December 30, 2010, and the consolidated statements of operations and members’ deficit and cash flows for the years ended December 29, 2011, December 30, 2010 and December 31, 2009, all as restated, attached as Exhibit 99.2 to the current report on Form 8-K/A to which this unaudited pro forma combined condensed financial information is attached (the “Form 8-K/A”); and

•

The historical unaudited consolidated balance sheet of Rave as of September 27, 2012 and the consolidated statements of operations and members’ deficit and cash flows of Rave for the nine months ended September 27, 2012 and September 26, 2011, attached as Exhibit 99.3 to the Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The acquisition accounting is dependent on certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Rave have been measured based on preliminary estimates using assumptions that the Company believes are reasonable. Differences between these estimates and the final acquisition accounting could occur, and those differences could have a material impact on the accompanying pro forma condensed combined financial statements. Carmike intends to complete the necessary valuation required to finalize the acquisition accounting as soon as practicable, but in no event later than one year following completion of the Acquisition.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the financial position or results of operations that actually would have been realized had the Company and Rave been a combined company during the specified periods. It also does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve with respect to the combined company.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

	Carmike Historical	Rave Historical	Pro Forma Adjustments (Footnote 3)		Carmike Pro Forma Combined
	(In Thousands, Except Share and Per Share Amounts)
ASSETS
Current assets:
Cash and cash equivalents	$82,043	$2,583	$(23,447	) a	$61,179
Restricted cash	58	—	—		58
Accounts receivable	4,706	813	(168	) b	5,351
Inventories	2,860	637	(147	) b	3,350
Prepaid expenses and other current assets	9,878	714	(413	) b, c	10,179

Total current assets	99,545	4,747	(24,175)		80,117

Property and equipment:
Land	52,646	5,735	(5,735	) b	52,646
Buildings and building improvements	269,016	126,534	(48,814	) b, d	346,736
Leasehold improvements	121,853	—	—		121,853
Assets under capital leases	44,970	—	—		44,970
Equipment	220,801	49,669	(32,866	) b, d	237,604
Construction in progress	7,466	—	—		7,466

Total property and equipment	716,752	181,938	(87,415)		811,275
Accumulated depreciation and amortization	(365,258)	(85,995)	85,995	d	(365,258)

Property and equipment, net of accumulated depreciation	351,494	95,943	(1,420)		446,017

Goodwill	8,087	—	51,511	e	59,598
Intangible assets, net of accumulated amortization	1,088	—	—		1,088
Investments in unconsolidated affiliates	7,960	—	—		7,960
Other assets	21,020	844	(398	) b, f	21,466

Total assets	$489,194	$101,534	$25,518		$616,246

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,075	$4,797	$(961	) b	$23,911
Accrued expenses	36,671	7,586	(1,193	) b, h	43,064
Current maturities of long-term debt, capital leases and long-term financing obligations	2,216	4,673	(2,376	) g	4,513

Total current liabilities	58,962	17,056	(4,530)		71,488

Long-term liabilities:
Deferred revenue	33,273	—	—		33,273
Long-term debt, less current maturities	209,530	—	—		209,530
Capital leases and long-term financing obligations, less current maturities	113,237	120,047	(12,101	) b, i	221,183
Other	17,024	8,545	(1,965	) j, k	23,604

Total long-term liabilities	373,064	128,592	(14,066)		487,590

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $1.00 par value per share: 1,000,000 shares authorized, no shares issued	—	—	—		—
Common Stock, $0.03 par value per share: 35,000,000 shares authorized, 18,238,847 shares issued and 17,781,617 shares outstanding at September 30, 2012	539	—	—		539
Treasury stock, 457,230 shares at cost at September 30, 2012	(11,740)	—	—		(11,740)
Paid-in capital	349,046	67,711	(67,711	) l	349,046
Accumulated deficit	(280,677)	(111,825)	111,825	l	(280,677)

Total stockholders’ equity	57,168	(44,114)	44,114		57,168

Total liabilities and stockholders’ equity	$489,194	$101,534	$25,518		$616,246

The accompanying notes are an integral part of these financial statements.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Carmike Historical	Rave Historical Restated	Pro Forma Adjustments (Footnote 3)		Carmike Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Admissions	$309,782	$82,500	$(23,138	) m	$369,144
Concessions and other	172,427	43,046	(13,310	) m	202,163

Total operating revenues	482,209	125,546	(36,448)		571,307
Operating costs and expenses:
Film exhibition costs	167,385	45,020	(12,607	) m	199,798
Concession costs	19,895	5,131	(1,533	) m	23,493
Other theatre operating costs	203,012	42,038	(11,806	) m	233,244
General and administrative expenses	19,084	5,227	(5,227	) n	19,084
Severance agreement charges	845	—	—		845
Depreciation and amortization	32,258	10,180	(1,298	) o	41,140
Loss on sale of property and equipment	333	—	—		333
Write-off of note receivable	750	—	—		750
Impairment of long-lived assets	3,489	539	—		4,028

Total operating costs and expenses	447,051	108,135	(32,471)		522,715

Operating income	35,158	17,411	(3,977)		48,592
Interest expense	34,113	21,425	(4,935	) q	50,603
Other expense	—	190	—		190

Income (loss) from continuing operations before income tax and income from unconsolidated affiliates	1,045	(4,204)	958		(2,201)
Income tax expense (benefit)	10,375	—	(1,282	) r	9,093
Income from unconsolidated affiliates	1,797	—	—		1,797

Loss from continuing operations	$(7,533)	$(4,204)	$2,240		$(9,497)

Weighted average shares outstanding:
Basic	12,807				12,807
Diluted	12,807				12,807

Net loss per common share (Basic and Diluted):

Net loss per common share	$(0.59)				$(0.74)

The accompanying notes are an integral part of these financial statements.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Carmike Historical	Rave Historical	Pro Forma Adjustments (Footnote 3)		Carmike Pro Forma Combined
	(In Thousands, Except Per Share Amounts)
Revenues:
Admissions	$250,423	$66,423	$(18,486	) m	$298,360
Concessions and other	143,888	34,927	(10,381	) m	168,434

Total operating revenues	394,311	101,350	(28,867)		466,794
Operating costs and expenses:
Film exhibition costs	136,126	36,552	(10,092	) m	162,586
Concession costs	16,863	4,468	(1,299	) m	20,032
Other theatre operating costs	158,465	32,536	(9,050	) m	181,951
General and administrative expenses	15,826	4,129	(5,009	) n, p	14,946
Severance agreement charges	588	—	—		588
Depreciation and amortization	24,028	7,409	(747	) o	30,690
Loss on sale of property and equipment	948	—	—		948
Impairment of long-lived assets	3,371	607	—		3,978

Total operating costs and expenses	356,215	85,701	(26,197)		415,719

Operating income	38,096	15,649	(2,670)		51,075
Interest expense	25,478	15,774	(4,861	) q	36,391
Loss on extinguishment of debt	4,961	—	—		4,961
Other expense	—	62	—		62

Income (loss) from continuing operations before income tax	7,657	(187)	2,191		9,661
Income tax expense	3,822	—	792	r	4,614
Income from unconsolidated affiliates	958	—	—		958

Income (loss) from continuing operations	$4,793	$(187)	$1,399		$6,005

Weighted average shares outstanding:
Basic	15,775		—		15,775
Diluted	16,061		—		16,061

Net income per common share (Basic)	$0.30				$0.38

Net income per common share (Diluted)	$0.30				$0.37

The accompanying notes are an integral part of these financial statements.

CARMIKE CINEMAS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of Carmike and the historical consolidated financial statements of Rave. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 has been prepared as if the Acquisition had occurred on September 30, 2012 and combines the historical balance sheet of Carmike as of September 30, 2012 and the historical balance sheet of Rave as of September 27, 2012. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 have been prepared as if the Acquisition had occurred on January 1, 2011 and combine the historical results for Carmike, for the year ended December 31, 2011 and for the nine months ended September 30, 2012, and Rave, for the year ended December 29, 2011 and for the nine months ended September 27, 2012.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The acquisition accounting is dependent on certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Rave have been measured based on preliminary estimates using assumptions that the Company believes are reasonable. Differences between these estimates and the final acquisition accounting could occur, and those differences could have a material impact on the accompanying pro forma condensed combined financial statements. Carmike intends to complete the necessary valuation required to finalize the acquisition accounting as soon as practicable, but in no event later than one year following completion of the Acquisition.

2.	Assets Acquired and Liabilities Assumed at Fair Value

The Company prepared the allocation of the fair values of the assets acquired and liabilities assumed in the September 30, 2012 pro forma condensed combined balance sheet based on management’s best estimates of the fair value of assets acquired and liabilities assumed.

The following table summarizes the purchase price and purchase price allocation based on the fair value of net assets acquired (amounts in thousands):

Cash	$19,000
Leases and financing obligations assumed	110,243

Purchase price	129,243
Working capital adjustment	1,864

Total purchase price	$131,107

Accounts receivable	$645
Inventory	490
Other current assets	301
Property and equipment	94,523
Other assets	446
Current liabilities	(10,229)
Other liabilities	(6,580)

Net assets acquired	79,596
Goodwill	51,511

Total	$131,107

For the purpose of these pro forma condensed combined financial statements, the carrying value of all assets acquired, except for property and equipment and goodwill, and all liabilities assumed, approximates fair value.

3.	Pro Forma Adjustments

The pro forma financial information does not give effect to any synergies that may be realized as a result of the Acquisition. The unaudited pro forma combined balance sheets and statements of operations reflect the effect of the following pro forma adjustments:

(a)	Adjustment to reflect the $20,864, inclusive of preliminary working capital adjustment, paid by the Company in connection with the Acquisition and cash balances totaling $2,583 held by Rave as of the closing date not included in the Acquisition.

(b)	Adjustment to reflect the net book value of assets and liabilities associated with the four Rave theatres not acquired.

(c)	Adjustment to reflect the note receivable of $348 due from one of Rave’s former officers which was not included in the Acquisition.

(d)	Adjustment to increase the net book value of buildings and building improvements and equipment by $26,000 and $800, respectively, to reflect the acquisition date fair value and to reset accumulated depreciation to $0.

(e)	Adjustment to reflect the excess of purchase price over the estimated fair value of the net assets acquired.

Total purchase price		$131,107
Accounts receivable	$645
Inventory	490
Prepaid and other assets	301
Property and equipment	94,523
Other assets	446
Accounts payable	(3,836)
Accrued expenses	(6,393)
Other liabilities	(6,580)

Net assets acquired		$79,596

Goodwill		$51,511

(f)	Adjustment to reflect the elimination of deferred financing fees of $359 as a result of fair value accounting.

(g)	Adjustment to reflect the elimination of Rave debt of $1,000 that was settled in conjunction with the Acquisition and the elimination of the current portion of accrued straight-line and deferred rent credits of $1,376 as a result of fair value accounting.

(h)	Adjustment to reflect the accrual of acquisition-related expenses of $1,200 incurred in connection with and contingent upon the closing of the Acquisition and the elimination of $997 of Rave deferred revenue.

(i)	Adjustment to reflect the increase in the fair value of capital leases and long-term financing obligations of $9,536.

(j)	Adjustment to reflect the elimination of straight-line and deferred rent credits of $8,545 as a result of fair value accounting.

(k)	Adjustment to record the fair value of $6,580 associated with an unfavorable operating lease acquired in the Acquisition.

(l)	Adjustment to reflect the elimination of Rave stockholders’ equity.

(m)	Adjustment to reflect corporate revenues and expenses associated with the four Rave theatres not acquired.

(n)	Adjustment to reflect the elimination of Rave’s corporate general and administrative expenses as the Acquisition only included the assets, employees and operations of the 16 acquired theatres and none of Rave’s corporate assets or management personnel or functions. The Company does not expect to incur any incremental future operating costs of significance to incorporate these theatres into its circuit.

(o)	Adjustment to reflect depreciation expense for the adjusted asset base and depreciable lives as determined per the fair value assessment. Depreciable lives range from three to twenty years.

(p)	Adjustment to reflect the elimination of $880 of acquisition-related expenses incurred by Carmike during the nine months ended September 30, 2012. The Company has removed these expenses from the unaudited pro forma combined condensed statement of income for the nine months ended September 30, 2012 on the basis that they are non-recurring. No adjustment was made for the twelve months ended December 31, 2011 as there were no such costs incurred prior to January 1, 2012.

(q)	Adjustment to reflect the elimination of interest expense of $424 and $240 for the year ended December 31, 2011 and nine months ended September 30, respectively, related to Rave debt settled in conjunction with the Acquisition. Also, the adjustment to reflect the reduction of interest expense of $4,511 and $4,621 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as a result of fair value accounting for assumed capital leases and financing obligations.

(r)	Adjustment to reflect the tax (benefit) expense that would have been incurred with respect to the Rave theatres. Pro forma tax expense was calculated using a rate of 39.5%. We do not expect a significant difference between pre-tax book income and taxable income. Furthermore, the acquisition of Rave would not have caused us to conclude that a full valuation allowance upon our deferred tax assets was no longer required.